UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

January 3, 2007

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

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NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

(a) On January 3, 2007, News Corporation, a Delaware corporation (the “Company”), entered into an amendment (“Amendment No. 1”) to the Amended and Restated Rights Agreement, dated as of August 4, 2006, by and between the Company and Computershare Investor Services, LLC, as Rights Agent, (which, together with Amendment No. 1 shall be referred to as the “Rights Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Rights Agreement.

Amendment No. 1 amends the Rights Agreement to provide that the status of Liberty Media Corporation and its Affiliates (“Liberty”) as Exempt Persons shall not be affected by the grant by Mr. K. Rupert Murdoch, the Murdoch Family Trust and Cruden Financial Services LLC (collectively, the “Murdoch Interests”) of an irrevocable proxy to Liberty, dated January 3, 2007 (the “Irrevocable Proxy”) to vote in favor of the Share Exchange Agreement, dated December 22, 2006, by and between the Company and Liberty (the “Share Exchange Agreement”) at an upcoming meeting of the Company’s stockholders. The transaction contemplated by the Share Exchange Agreement is subject to customary closing conditions, including, among other things, approval by the affirmative vote of a majority of the Company's Class B common stock, other than the shares owned by the Murdoch Interests and Liberty.

A copy of the Share Exchange Agreement was filed as exhibit 2.1 to the Company’s Form 8-K filed December 26, 2006. A copy of Amendment No. 1 is filed as exhibit 4.1 to this Form 8-K and is incorporated herein by reference. The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the Rights Agreement and Amendment No. 1.

ITEM 8.01	OTHER EVENTS.
See Item 3.03
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number _____	Description ________
4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of January 3, 2007, by and between News Corporation and Computershare Investor Services, LLC, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: January 4, 2007

EXHIBIT INDEX

Exhibit Number ______	Description __________
4.1	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of January 3, 2007, by and between News Corporation and Computershare Investor Services, LLC, as Rights Agent.